Exhibit 3.1

            Amendments to the By-Laws of Northland Cranberries, Inc.

   1. Effective April 11, 1997, Section 4.06 of the Company's By-laws was amended to read in its entirety as follows:

             4.06 Chairman of the Board. The Chairman of the Board, if one be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors and of the shareholders and shall perform all duties incident to the office of the Chairman of the Board of the corporation and such other duties as may be prescribed by the Board of Directors from time to time.

   2. Effective April 11, 1997, Section 4.07 of the Company's By-laws was renumbered Section 4.10, and a new section 4.07 was added to read in its entirety as follows:

             4.07 Chief Executive Officer. The Board of Directors shall from time to time designate the Chairman of the Board, if any, or the President of the corporation as the Chief Executive Officer of the corporation. The President shall be the Chief Executive Officer whenever the office of Chairman of the Board of the corporation is vacant. Subject to the control of the Board of Directors, the Chief Executive Officer shall in general supervise and control all of the business and affairs of the corporation. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint and remove such agents and employees of the corporation as he or she shall deem necessary to prescribe their powers, duties and compensation, and to delegate authority to them. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, securities, contracts, leases, reports, and all other documents or other instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any elected President, Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of Chief Executive Officer of the corporation and such other duties as may be prescribed by the Board of Directors from time to time.

   3. Effective April 11, 1997, Section 4.08 of the Company's By-laws was renumbered Section 4.11, and a new Section 4.08 was added to read in its entirety as follows:

             4.08 President. Unless the Board of Directors otherwise provides, in the absence of the Chairman of the Board or in the event of his or her inability or refusal to act, or in the event of a vacancy in the office of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. Unless the Board of Directors otherwise provides, in the absence of the Chief Executive Officer or in the event of his or her inability or refusal to act, or in the event of a vacancy in the office of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

   4. Effective Aprill 11, 1997, Section 4.09 of the Company's By-laws was renumbered Section 4.12, and a new Section 4.09 was added to read in its entirety as follows:

             4.09 Chief Operating Officer. The Chief Operating Officer shall, subject to the direction of the Board of Directors and the Chief Executive Officer, in general supervise and control the day-to-day business operations of the corporation. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of the Chief Operating Officer and such other duties as may be prescribed by the Board of Directors from time to time.

   5. Effective April 11, 1997, Section 4.10 and 4.11 of the Company's By-laws as in effect prior to the foregoing amendments were renumbered
        Section 4.13 and 4.14. These Sections were not otherwise affected by these amendments.